UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

ECOLAB INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and

Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V87934-P41893 Your Vote Counts! ECOLAB INC. You invested in ECOLAB INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 7, 2026. Vote Virtually at the Meeting* May 7, 2026 8:00 a.m. Central Time Virtually at: www.virtualshareholdermeeting.com/ECL2026 *Please refer to the Proxy Statement for any special requirements for meeting attendance. Get informed before you vote We encourage you to access and review the proxy materials before voting. View the Notice and Proxy Statement and Annual Report online OR you can request a free paper or email copy of the material(s) prior to April 23, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. ECOLAB INC. CORPORATE SECRETARY 1 ECOLAB PLACE ST. PAUL, MN 55102-2739 2026 Annual Meeting Vote by May 6, 2026 11:59 PM ET. For shares held in a Plan, vote by May 4, 2026 11:59 PM ET.

THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials, which contain important information and are available on the Internet. Please follow the instructions on the reverse side to view the proxy materials and to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V87935-P41893 1. Election of Directors. Nominees: 1a. Judson B. Althoff For 1b. Shari L. Ballard For 1c. Christophe Beck For 1d. Michel D. Doukeris For 1e. Eric M. Green For 1f. Marion K. Gross For 1g. Michael Larson For 1h. David W. MacLennan For 1i. Tracy B. McKibben For 1j. Lionel L. Nowell III For 1k. Suzanne M. Vautrinot For 1l. Julie P. Whalen For 1m. John J. Zillmer For 2. Approve, on an advisory basis, the compensation of our named executive officers disclosed in the Proxy Statement. For 3. Ratify the appointment of PricewaterhouseCoopers LLP as Ecolab’s independent registered public accounting firm for the current year ending December 31, 2026. For 4. Vote on a stockholder proposal regarding an independent board chair policy, if properly presented at the meeting. Against